Exhibit T3B-5

AMENDMENT OF THE BYLAWS

OF

MUZAK HEART & SOUL FOUNDATION

In accordance with the resolution of the Board of Directors adopted on August 2, 2007, the Bylaws of Muzak Heart & Soul Foundation (the “Corporation”) are hereby amended in the following manner:

Article VIII. Sections 8.1 through and including 8.5 of the Corporation’s Bylaws are deleted in their entirety and replaced with the following:

ARTICLE II

MEMBERS

The sole member of the corporation shall be Muzak LLC.

ARTICLE III

MEETINGS OF MEMBERS

3.1 Annual Meeting. An annual meeting for the election of directors shall be held each year.

3.3 Notice. Written notice of the date of a special meeting called by the president or Board of Directors shall be delivered by e-mail to the sole member of the corporation not less than ten (10) nor more than fifty (50) days before the date of the special meeting.

ARTICLE IV

BOARD OF DIRECTORS

4.3.2 Term. The term of office of each director shall be perpetual unless he or she resigns in accordance with Article 4.5 or is removed pursuant to Article 4.6 of these Bylaws.

ARTICLE VIII

INDEMNIFICATION AND LIMITATION ON LIABILITY

8.1 Director Liability. A director of the corporation shall not be personally liable to the corporation for monetary damages for conduct as a director, except for liability of the director for: (a) acts or omissions that involve intentional misconduct by the director or a knowing violation of law by the director; or (b) any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled. If the Washington Nonprofit Corporation Act or the Washington Business Corporation Act is amended to authorize corporate action further limiting or eliminating the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Washington Nonprofit Corporation Act or the Washington Business

Corporation Act, as so amended. Any repeal or modification of this Section 8.1 shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification for or with respect to an act or omission of such director occurring before such repeal or modification.

8.2 Maximum Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved (including, without limitation, as a witness) in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of the corporation or, being or having been such a director or officer, he or she is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, trustee, officer, employee, or agent or in any other capacity while serving as a director, trustee, officer, employee, or agent, shall be indemnified and held harmless by the corporation to the full extent permitted by applicable law as then in effect, against all expense, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes, or penalties and amounts to be paid in settlement) actually and reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, trustee, officer, employee or agent and shall inure to the benefit of his or her heirs, executors, and administrators; provided, however, that except as provided in Article 8.3 with respect to proceedings seeking to enforce rights to indemnification, the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board. The right to indemnification conferred in this Article shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that the payment of such expenses in advance of the final disposition of a proceeding shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article or otherwise.

8.3 Right of Claimant to Bring Suit. If a claim for which indemnification is required under Article 8.2 is not paid in full by the corporation within sixty (60) days after a written claim has been received by the corporation, except in the case of a claim for expenses incurred in defending a proceeding in advance of its final disposition, in which case the applicable period shall be twenty (20) days, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, to the extent successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. The claimant shall be presumed to be entitled to indemnification under this Article upon submission of a written claim (and, in an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition, where the required undertaking has been tendered to the corporation), and thereafter the corporation shall have the burden of proof to overcome the presumption that the claimant is so entitled. Neither the failure of the corporation (including its Board or its independent legal counsel) to have made a determination before the commencement of such action that indemnification of or reimbursement or advancement of expenses to the claimant is proper in the circumstances nor an actual determination by the corporation (including its Board or its independent legal counsel) that the claimant is not entitled to indemnification or to the reimbursement or advancement of expenses shall be a defense to the action or create a presumption that the claimant is not so entitled.

8.4 Not Exclusive. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article shall not be exclusive of any other right that any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, Bylaws, agreement, vote of disinterested directors, or otherwise.

8.5 Insurance. The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee, or agent of the corporation or another corporation, partnership, joint venture, trust, or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability, or loss under the Washington Nonprofit Corporation Act or the Washington Business Corporation Act. The corporation may enter into contracts with any director or officer of the corporation in furtherance of the provisions of this Article and may create a trust fund, grant a security interest, or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Article.

8.6 Indemnification of Employees and Agents. The corporation may, by action of its Board from time to time, provide indemnification and pay expenses in advance of the final disposition of a proceeding to employees and agents of the corporation with the same scope and effect as the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the corporation or pursuant to rights granted pursuant to, or provided by, the Washington Nonprofit Corporation Act or the Washington Business Corporation Act or otherwise.

Certificate

The undersigned hereby certifies that the foregoing amendment to Bylaws was duly adopted by the Board of the Corporation on 2 day of August, 2007.

By:
Secretary

BYLAWS

OF

MUZAK HEART & SOUL FOUNDATION

ARTICLE I

OFFICES

1.1. Registered Office and Registered Agent. The registered office of the corporation shall be located in the State of Washington at such place as may be fixed from time to time by the Board of Directors upon filing of such notices as may be required by law. The registered agent shall have a business office identical with such registered office.

1.2. Other Offices. The corporation may have other offices within or outside the State of Washington at such place or places as the Board of Directors may from time to time determine.

ARTICLE II

MEMBERS

The sole member of the corporation shall be Muzak Limited Partnership.

ARTICLE III

MEETINGS OF MEMBERS

3.1. Annual Meeting. The annual meeting for the election of directors shall be held in June of each year.

3.2. Special Meetings. Special meetings may be called by the president, the Board of Directors, or the sole member of the corporation.

3.3. Notice. Written notice of the date of a special meeting called by the president or the Board of Directors shall be delivered by mail or personally to the sole member of the corporation not less than ten (10) nor more than fifty (50) days before the date of the special meeting.

ARTICLE IV

BOARD OF DIRECTORS

4.1. General Powers. The affairs of the corporation shall be managed by the Board of Directors (the “Board”).

4.2. Number. The number of directors of the corporation as of the date of adoption of these Bylaws shall be eight (8). The number of directors of the corporation may be increased or decreased from time to time by resolution of the Board, provided that the number of directors shall not be less than four (4) and no decrease in number shall have the effect of removing any incumbent director.

4.3. Election and Term.

4.3.1. Election.

4.3.1.1. A majority of the directors shall be elected by the sole member of the corporation at the annual meeting of members.

4.3.1.2. The remaining directors shall be elected at the annual meeting of the Board, provided however, that the initial directors may elect additional directors before the first annual meeting of the corporation.

4.3.2. Term. The term of office of each director shall be for four (4) years unless he or she is removed pursuant to Article 4.6 of these Bylaws, with the terms of office to be staggered such that the terms of approximately one-quarter (1/4) of the directors will expire each year. Terms are renewable.

4.4. Qualifications of Directors. In order to be appointed as a director, a nominee must demonstrate a strong commitment to fulfilling the goals of the corporation.

4.5. Resignation. Any director may resign at any time by delivering written notice thereof to the secretary of the corporation.

4.6. Removal of Directors. One (1) or more directors may be removed from office, with or without cause, by a two-thirds (2/3) vote of the Board.

4.7. Vacancies. Vacancies occurring in the Board resulting from an increase in the authorized number of directors or the death, resignation, or removal of one (1) or more directors shall be filled by the sole member of the corporation or the Board, in a manner consistent with the election of directors. A director elected to fill any vacancy shall hold office for the unexpired term of his or her predecessor and until a successor is elected and qualified.

4.8. Duties of Directors. A director shall perform the duties of a director, including the duties as a member of any committee of the Board upon which the director may serve, in good faith, in a manner such director believes to be in the best interests of the corporation and with such care, including reasonable inquiry, as an ordinarily prudent person in a like position would use under similar circumstances.

In performing the duties of a director, a director shall be entitled to rely on information, opinions, reports, or statements, including financial statements and other financial data, in each case prepared or presented by:

a. One (1) or more officers or employees of the corporation whom the director believes to be reliable and competent in the matter presented;

b. Counsel, public accountants, or other persons as to matters which the director believes to be within such person’s professional or expert competence; or

c. A committee of the Board upon which the director does not serve, duly designated in accordance with a provision in the Articles of Incorporation or Bylaws as to matters within its designated authority, which committee the director believes to merit confidence; as long as, in any such case, the director acts in good faith, after reasonable inquiry when the need therefor is indicated by the circumstances and without knowledge that would cause such reliance to be unwarranted.

ARTICLE V

MEETINGS OF BOARD OF DIRECTORS

5.1. Annual Meeting. The annual meeting for the election of officers and for the transaction of such other business as may properly come before it shall be held in June of each year, at such place and at such time as the Board shall each year fix. At the annual meeting, any business may be transacted and the Board may exercise all of its powers.

5.2. Regular Meetings. The Board shall meet at least semi-annually at such place and at such time as the Board shall fix.

5.3. Special Meetings. Special meetings may be held at any place or time, whenever called by the president, vice president or any two (2) or more directors. Final disposition shall not be taken by the Board on any matters other than those specified in the notice of such special meeting.

5.4. Notice of Meetings. Notice of all special meetings of the Board or any committee thereof, shall be given by the secretary or by the person or persons calling the meeting at least ten (10) days prior to the meeting by personal communication over the telephone, by personally delivering or physically mailing written notice of the meeting, by facsimile notice of the meeting, or by delivering notice of the meeting by electronic mail. If physically mailed, notice shall be mailed by United States mail, postage prepaid, to the last known address of each Board member. Notice of any special meeting shall specify the time and place of the special meeting and the business to be transacted.

5.5. Waiver of Notice. Whenever any notice is required to be given to any director or committee member by the Articles of Incorporation, the Bylaws, or by the laws of the State of Washington, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice. In addition, attendance of a director or committee member of the corporation at any meeting shall constitute a waiver of notice of such meeting except where the director or committee member attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

5.6. Use of Communications Equipment. The Board and any committee designated by it may conduct any meeting of such Board or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting.

5.7. Quorum. One-third (1/3) of the directors in office shall constitute a quorum for the transaction of business. The act of the majority of directors present at a meeting at which a quo= is present shall be the act of the Board. Except as provided in Article 4.7 of these Bylaws, no business may be transacted without a quorum; provided, however, that a lesser number in. attendance at such a meeting may adjourn any meeting from time to time without farther notice. If Article 4.2 of these Bylaws provides for an even number of directors, a “majority” shall mean one-half (1/2) of such number plus one (1).

5.8. Presumption of Assent. A director of the corporation who is present at a meeting of the Board at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his or her dissent or abstention is entered in the minutes of the meeting or unless he or she files written dissent or abstention to such action with the person acting as the secretary of the meeting before the adjournment thereof or sends such dissent or abstention by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent or abstain shall not apply to a director who voted in. favor of such action.

5.9. Compensation. By prior resolution, the directors may be paid their expenses, if any, of attendance at each meeting of the Board and may be paid a fixed sum for attendance at each meeting of the board or a stated salary as a director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

ARTICLE VI

COMMITTEES AND PANELS

6.1. Designation. At its annual meeting, the Board may designate and appoint one (1) or more committees, each of which shall consist of two (2) or more directors and shall have and exercise such authority of the Board in the management of the corporation as may be specified in the resolution designating it and appointing persons to it; provided, however, that no such committee shall have the authority of the Board in reference to any of the acts referred to in RCW 24.03.115.

6.2. Executive Committee. Except as otherwise designated by resolution of the Board to another committee of the corporation, the executive committee shall have and exercise all authority of the Board in the management of the Corporation; provided, however, that it shall not have the authority of the Board in reference to any of the acts referred to in RCW 24.03.115.

6.3. Quorum and Voting. Except as otherwise prescribed by the Board, meetings of committees may be called by the committee chair or by any two (2) members of the committee. Notice of the time and place of all committee meetings shall be given by the chair, co-chair, or the persons calling the meeting in the manner prescribed in Article 5.4 of these Bylaws. Each committee shall: (a) keep regular minutes of the transactions of its meetings and shall cause them to be recorded in books kept for that purpose in the office of the corporation, and (b) provide quarterly written reports of its activities to the Board. One-third (1/3) of the authorized number of members of a committee shall constitute a quorum for the transaction of the business of such committee and the act of a majority of such quorum shall be the act of the committee. If the Board resolution designating and appointing the committee provides for an even number of members, a “majority” shall mean one-half (1/2) of such number plus one (1).

6.4. Term; Removal. Each committee member shall be annually elected by the Board at the Board’s annual meeting and shall serve until his or her successor is duly elected and qualified or until such member resigns. Any committee member may be removed by the Board whenever in its judgment the best interests of the corporation will be served thereby. Vacancies on any committee arising from any cause may be filled by the Board at any annual, regular or special meeting. A member elected to fill any vacancy shall hold office for the unexpired term of his or her predecessor and until a successor is elected and qualified.

ARTICLE VII

ACTIONS BY WRITTEN CONSENT

Any corporate action required or permitted by the Articles of Incorporation, the Bylaws, or the laws of the State of Washington to be taken at a meeting of members, directors or a committee of the Board, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the members, directors or committee members, as the case may be, entitled to vote with respect to the subject matter thereof. Such consent shall have the same force and effect as a unanimous vote and may be described as such.

ARTICLE VIII

INDEMNIFICATION

8.1. Maximum Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved (including, without limitation, as a witness) in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of the corporation or, being or having been such a director or officer, he or she is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, trustee, officer, employee, or agent or in any other capacity while serving as a director, trustee, officer, employee, or agent, shall be indemnified and held harmless by the corporation to the full extent permitted by applicable law as then in effect, against all expense liability and loss (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes, or penalties and amounts to be paid in settlement) actually or reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, trustee, officer, employee or agent and shall inure to the benefit of his or her heirs, executors, and administrators; provided, however, that except as provided in Article 8.2 with respect to proceedings seeking to enforce rights to indemnification, the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the

Board. The right to indemnification conferred in this Article shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that the payment of such expenses in advance of the final disposition of a proceeding shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article or otherwise.

8.2. Right of Claimant to Bring Suit. If a claim under Article 8.1 is not paid in full by the corporation within sixty (60) days after a written claim has been received by the corporation, except in the case of a claim for expenses incurred in defending a proceeding in advance of its final disposition, in which case the applicable period shall be twenty (20) days, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, to the extent successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. The claimant shall be presumed to be entitled to indemnification under this Article upon submission of a written claim (and, in an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition, where the required undertaking has been tendered to the corporation), and thereafter the corporation shall have the burden of proof to overcome the presumption that the claimant is so entitled. Neither the failure of the corporation (including its Board or its independent legal counsel) to have made a determination prior to the commencement of such action that indemnification of or reimbursement or advancement of expenses to the claimant is proper in the circumstances nor an actual determination by the corporation (including its Board or its independent legal counsel) that the claimant is not entitled to indemnification or to the reimbursement or advancement of expenses shall be a defense to the action or create a presumption that the claimant is not so entitled.

8.3. Not Exclusive. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, Bylaws, agreement, vote of disinterested directors, or otherwise.

8.4. Insurance. The corporation shall maintain insurance, at its expense, to protect itself and any director, officer, employee, or agent of the corporation or another corporation, partnership, joint venture, trust, or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability, or loss under the Washington Nonprofit Corporation Act or the Washington Business Corporation Act. The corporation may enter into contracts with any director or officer of the corporation in furtherance of the provisions of this Article and may create a trust fund, grant a security interest, or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Article.

8.5. Advances. The corporation may, by action of its Board from time to time, provide indemnification and pay expenses in advance of the final disposition of a proceeding to employees and agents of the corporation with the same scope and effect as the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the corporation or pursuant to rights granted pursuant to, or provided by, the Washington Nonprofit Corporation Act or the Washington Business Corporation Act or otherwise.

ARTICLE IX

OFFICERS

9.1. Officers Enumerated. The officers of the corporation shall be a president, one (1) or more vice presidents, a secretary, a treasurer, and such other officers and assistant officers as may be deemed necessary by the Board. Any two (2) or more offices may be held by the same person except the offices of president and secretary. In addition to the powers and duties specified below, the officers shall have such powers and perform such duties as the Board may prescribe.

9.2. President. The president shall be the chair of the Board and the chief executive officer of the corporation and, subject to the Board’s control, shall exercise the usual executive powers pertaining to the office of president. The president may sign deeds, mortgages, bonds, contracts or other instruments, except when the signing and execution thereof have been expressly delegated by the Board or by these Bylaws to some other officer or agent of the corporation or are required by law to be otherwise signed or executed by some other officer or in some other manner. In general, the president shall perform all duties incident to the office of president and such other duties as are assigned to him or her by the Board from time to time.

9.3. Vice President. During the absence or disability of the president, any of the vice presidents in the order designated by the Board, shall exercise all the functions of the president. Each vice president shall have such powers and shall perform such other duties as may be assigned to him or her from time to time by the president or the Board.

9.4. Secretary. It shall be the duty of the secretary to keep records of the proceedings of the Board and, when requested by the president, to sign and execute with the president all deeds, bonds, contracts, or other obligations or instruments in the name of the corporation. The secretary shall see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law and shall perform such other duties as may be assigned to him or her from time to time by the president or the Board.

9.5. Treasurer. The treasurer shall act as the chief financial officer of the corporation and shall have the care and custody of and be responsible for all funds and investments of the corporation and shall cause to be kept regular books of account. The treasurer shall cause to be deposited all funds and other valuable effects in the name of the corporation in such depositories as may be designated by the Board, and, in general, shall perform all of the duties incident to the office of treasurer and shall perform such other duties as may be assigned to him or her from time to time by the president or the Board.

9.6. Election, Qualifications and Term of Office. Each officer shall be annually elected by the Board at the Board’s annual meeting and shall serve until his or her successor is duly elected and qualified or until such officer resigns. The officers elected by the initial Board shall serve until their successors, if any, are elected at the first annual meeting of the Board.

9.7. Vacancies. Vacancies in any office arising from any cause may be filled by the Board at any annual, regular or special meeting. Any officer so elected shall serve for the unexpired term of his or her predecessor.

9.8. Salaries. The salaries, if any, of officers of the corporation shall be fixed by the Board.

9.9. Removal. Any officer may be removed by the Board whenever in its judgment the best interests of the corporation will be served thereby. Any officer whose removal has been proposed shall be given an opportunity to be heard by the Board. The removal of an officer shall be without prejudice to the contract rights, if any, of the officer so removed; provided, however, that election of an officer shall not of itself create contract rights.

9.10. Resignation. An officer may resign at any time by delivering written notice to the Board.

ARTICLE X

ADMINISTRATIVE AND FINANCIAL PROVISIONS

10.1. Fiscal Year. The fiscal year of the corporation shall end on June 30.

10.2. Contracts. The Board may authorize any officer or officers, or agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation. Such authority may be general or confined to specific instances.

10.3. Loans. No loans shall be contracted on behalf of the corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board. Such authority may be general or confined to specific instances.

10.4. Checks, Drafts, Etc. All checks, drafts, or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, or agent or agents, of the corporation and in such manner as is from time to time determined by resolution of the Board.

10.5. Loans Prohibited. No loans shall be made by the corporation to any officer or to any director.

10.6. Books and Records. The corporation shall keep at its registered office, its principal office in Washington, or at its secretary’s office if in Washington, the following:

a. Current Articles of Incorporation and Bylaws;

b. Correct and adequate records of accounts and finances;

c. A record of officers’ and directors’ names and addresses; and

d. Minutes of the proceedings of the Board, and any minutes which may be maintained by committees of the Board. Records may be written or electronic if capable of being converted to writing.

10.7. Copies of Resolutions. Any person dealing with the corporation may rely upon a copy of any of the records of the proceedings, resolutions or votes of the Board when certified by the president or secretary.

10.8. Amendment of Bylaws. These Bylaws may be altered, amended or repealed by an affirmative vote of a majority of the directors in attendance at any annual, regular or special meeting of the Board; provided, however, that no amendment of Article III or Article 4.3.1 shall be made without the consent of the sole member of the corporation. Any proposed amendment shall be submitted to all directors at least five (5) days before a scheduled Board meeting.

10.9. Amendment of Articles of Incorporation. The Articles of Incorporation may be altered, amended or repealed by an affirmative vote of a majority of the directors in office at any annual, regular or special meeting of the board; provided, however, that ten (10) days’ notice must be given to each director prior to the taking of any vote to amend, alter or repeal the Articles of Incorporation.

CERTIFICATE

The undersigned hereby certifies that the foregoing Bylaws were duly adopted by the Board of the corporation on the      day of              1998.

DATED this 15th day of June, 1998

MUZAK HEART & SOUL FOUNDATION

By:

William Boyd, Secretary